                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 7, 2000


                         COMMISSION FILE NUMBER 0-13984


                      DIVERSIFIED CORPORATE RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                                                75-1565578
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                         12801 NORTH CENTRAL EXPRESSWAY
                                    SUITE 350
                               DALLAS, TEXAS 75243
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 458-8500

    FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR IF CHANGED SINCE LAST
                                     REPORT:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A) Financial Statements of Business Acquired



         Report of Independent Accountants                                  2
         Audited balance sheet                                              3
              December 31, 1999
         Audited statement of income and comprehensive income               4
              Year ended December 31, 1999
         Audited statement of stockholders' equity                          5
              Year ended December 31, 1999
         Audited statement of cash flows                                    6
              Year ended December 31, 1999
         Notes to financial statements                                      7
              Year ended December 31, 1999



     (B) Pro Forma Financial Information                                   11

         Unaudited pro forma consolidated balance sheet                    12
              December 31, 1999
         Unaudited pro forma consolidated statement of income              13
              Year ended December 31, 1999



     (C) Exhibits                                                          14



REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
DATATEK CORPORATION:

In our opinion, the accompanying balance sheet and the related statements of income and comprehensive income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Datatek Corporation as of December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP





Dallas, Texas
May 1, 2000

                             DATATEK CORPORATION

                                Balance Sheet
                              December 31, 1999



ASSETS
-------------------------------------------------------------------------

Current assets:
     Cash and cash equivalents                                $   971,433
     Marketable securities                                         83,100
     Accounts receivable, net of allowance of $7,530            1,218,525
                                                              -----------

          Total current assets                                  2,273,058

Fixed assets, net                                                  81,393

Security deposits                                                   3,750

                                                              -----------

          Total assets                                        $ 2,358,201
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------

Current liabilities:
     Current maturities of long-term debt                     $     8,490
     Accounts payable and accrued expenses                        347,512
                                                              -----------

          Total current liabilities                               356,002

                                                              -----------
Long-term debt                                                     24,012
                                                              -----------
Deferred rent                                                       1,889
                                                              -----------
Commitments and contingencies

Stockholders' equity:
     Common stock, $1 par value; 10,000
          shares authorized, 2,000 shares
          issued and outstanding                                    2,000
     Unrealized losses on marketable securities                   (47,878)
     Retained earnings                                          2,022,176
                                                              -----------

          Total stockholders' equity                            1,976,298
                                                              -----------

          Total liabilities and
               stockholders' equity                           $ 2,358,201
                                                              ===========




See notes to financial statements.

                               DATATEK CORPORATION
                  Statement of Income and Comprehensive Income
                          Year Ended December 31, 1999



Contract placement services                                         $ 10,856,515

Cost of services                                                       9,095,414
                                                                    ------------

     Gross margin                                                      1,761,101

Selling, general and administrative expenses                            (961,881)

Other income:
     Interest income, net                                                 29,299
     Net realized gain on sale of investments                             18,677
                                                                    ------------

          Net income                                                     847,196
                                                                    ------------

Change in unrealized gain (loss) on
marketable securities:

         Unrealized losses arising during the year                       (60,058)
         Less realized gains included in net income                      (18,677)
                                                                    ------------
                                                                         (78,735)
                                                                    ------------

             Comprehensive income                                   $    768,461
                                                                    ============




See notes to financial statements.

                               DATATEK CORPORATION
                        Statement of Stockholders' Equity
                          Year Ended December 31, 1999



                                                    Unrealized
                                                      Gains
                                Common   Common   (Losses) on
                                Stock    Stock     Marketable   Retained     Stockholders'
                                Shares   Amount    Securities   Earnings         Equity
                                -----  ----------  ----------  ------------  -------------
Balance at December 31, 1998    2,000   $ 2,000     $ 51,145    $ 2,713,968    $ 2,767,113

Net income                                                          847,196        847,196

Changes in unrealized gains
  (losses)                                           (78,735)                      (78,735)

Distributions to stockholders:
  Marketable Securities                              (20,288)      (577,083)      (597,371)
  Cash                                                             (961,905)      (961,905)
                                -----  ----------  ----------  ------------  -------------

Balance at December 31, 1999    2,000   $ 2,000     $(47,878)   $ 2,022,176    $ 1,976,298
                                =====  ==========  ==========  ============  =============



See notes to financial statements.

                               DATATEK CORPORATION
                             Statement of Cash Flows
                          Year Ended December 31, 1999



Cash flows from operating activities:
     Net income                                                                $   847,196
     Adjustments to reconcile net income to cash
          provided by operating activities:
          Depreciation                                                              34,720
          Realized gain on investments, net of expenses                            (18,677)
          Provision for allowances                                                  (1,789)
          Changes in operating assets and liabilities:

               Accounts receivable                                                 204,683
               Accounts payable and accrued expenses                                52,267
               Deferred rent                                                         1,108
                                                                               -----------
               Net cash provided by operating activities                         1,119,508
                                                                               -----------


Cash flows from investing activities:
     Capital expenditures                                                          (36,755)
     Deposits                                                                       (1,750)
     Purchase of marketable securities                                            (330,075)
     Proceeds from the sale of marketable securities                               135,784
                                                                               -----------
               Net cash used in investing activities                              (232,796)
                                                                               -----------


Cash flows from financing activities:
     Principal payments                                                             (7,763)
     Principal payments to shareholder                                             (75,000)
     Distributions to stockholders                                                (961,905)
                                                                               -----------
               Net cash used in financing activities                            (1,044,668)
                                                                               -----------


     Decrease in cash                                                             (157,956)
     Cash, beginning of year                                                     1,129,389
                                                                               -----------
               Cash, end of year                                               $   971,433
                                                                               ===========


Supplemental cash flow information:
     Cash paid for interest                                                    $     3,333
                                                                               ===========




See notes to financial statements.

                              DATATEK CORPORATION.
                          Notes to Financial Statements
                          Year Ended December 31, 1999

1.   NATURE OF OPERATIONS:

Datatek Corporation (the "Company"), formed in 1992, provides consulting and staffing services to both the public and private sectors of the health insurance industry. Customers consist of major corporations, accounting firms, consulting groups and governmental agencies throughout the United States.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FIXED ASSETS:

Fixed assets are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the individual assets or the related lease terms, if applicable, whichever is shorter. Upon retirement or sale, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in the statement of income. Maintenance and repair costs are charged to expense as incurred. The estimated useful lives of each class of assets are as follows:



               Furniture and fixtures               5 years
               Computers and office equipment       5 years
               Vehicles                             3 years




FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's financial instruments consist of cash, investments in equity securities and long term debt. The equity securities are valued at market value using the closing prices as of December 31, 1999 and the Company believes the recorded value of the long term debt approximates its fair value due to the Company's ability to obtain such borrowings at comparable interest rates.

REVENUE RECOGNITION AND COST OF SERVICES:

Revenues from contract placement services are recognized by the Company upon performance of services. Cost of services consists of direct wages and payroll taxes paid to consultants. Accounts receivable includes approximately $473,000 of unbilled receivables that were billed in 2000.

ADVERTISING COSTS:

Advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 1999 were approximately $37,000.

INCOME TAX:

The Company is not generally subject to federal income taxation due to the Company's election of `S' corporation status, whereby substantially all its tax attributes and obligations accrue to the stockholders. Therefore, the Company has no income tax provision.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investment instruments purchased with remaining maturities of three months or less to be cash equivalents for purposes of the statement of cash flows.

3.       MARKETABLE SECURITIES:

At December 31, 1999, marketable securities, available for sale, consist of:



                  Equity securities, at aggregate fair value                   $  83,100
                                                                               =========
                  Gross unrealized gains                                       $       -
                  Gross unrealized losses                                         47,878
                                                                               ---------
                  Net unrealized losses                                        $  47,878
                                                                               =========
                  Proceeds from sale of securities                             $ 135,784
                                                                               =========

                  Gross realized gains                                         $  20,027
                  Gross realized losses                                           (1,350)
                                                                               ---------
                  Net realized gains                                           $  18,677
                                                                               =========




Realized gains and losses are computed using the average cost method

4.       FIXED ASSETS:

As of December 31, 1999, fixed assets consisted of:



                       Vehicles                                                $  48,943
                       Furniture and fixtures                                     60,862
                       Computers and office equipment                             33,712
                       Leasehold improvements                                     10,176
                                                                               ---------
                                                                                 153,693
                       Less accumulated depreciation                             (72,300)
                                                                               ---------
                                                                               $  81,393
                                                                               =========




Depreciation and amortization expense for the year ended December 31, 1999 was $34,720.

5.       LONG TERM DEBT:

At December 31, 1999, long-term debt consists of the following:



         Note payable to bank, bearing interest at 8.6%, payable in monthly installments of $453, including interest, collateralized
         by an automobile.  This note was retired on March 7, 2000.              $  11,441

         Note payable to bank, bearing interest at 9.25%, payable in monthly installments of $471, including interest, collateralized
         by an automobile.  This note was retired on March 7, 2000.                 21,061
                                                                                 ---------
                                                                                    32,502
         Less current maturities                                                     8,490
                                                                                 ---------
                                                                                 $  24,012
                                                                                 =========



Future payments of long-term debt are as follows:




         Year ended December 31,
                  2000                       $   8,490
                  2001                           9,303
                  2002                           6,425
                  2003                           5,116
                  2004                           3,168
                                             ---------
                  Total                      $  32,502
                                             =========




Interest expense for 1999 was $3,333.

6.       LEASE COMMITMENT:

The Company leases its principal office space. Rent expense for 1999 was approximately $58,000. The Company is liable for the future minimum lease payments as follows:



                              2000          $  56,728
                              2001             36,931
                              2002             22,712
                              2003             23,360
                              2004              6,869
                                            ---------
                                            $ 146,600
                                            =========




7.       CONCENTRATION OF CREDIT RISK:

The Company maintains cash on deposit in accounts which at times exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Contract placement services from four customers represented approximately 16%, 15%, 15% and 10%, respectively, of total contract placement services for the year ended December 31, 1999. Accounts receivable from four customers represented approximately 18%, 17%, 14% and 13%, respectively of total accounts receivable at December 31, 1999.

8.       EMPLOYEE BENEFIT PLAN:

The Company has established an employee benefit plan, under 401K of the Internal Revenue Code, which covers substantially all employees. The plan provides for voluntary employee contributions only. In 1999 the Company incurred $3,100 of costs administering the 401K plan.

9.       RELATED PARTY TRANSACTION:

In January 1999, a $75,000 non-interest bearing loan from a stockholder of the Company was repaid.

10.      NON-CASH INVESTING AND FINANCING ACTIVITIES:

In 1999, approximately $597,000 of marketable securities were distributed to the stockholders of the Company.

11.      SUBSEQUENT EVENT:

On March 7, 2000, Diversified Corporate Resources, Inc. ("DCRI") completed the acquisition of substantially all of the assets of the Company. The purchase price consists of $3,000,000 in cash, 75,000 shares of DCRI's Common Stock (subject to a lock-up agreement), four annual deferred payments of approximately $171,000 each, beginning January 1, 2001 and contingent payments equal to 25% of the increased profits of the Company (as defined in the agreement) for five years, beginning April 15, 2001.

DESCRIPTION OF THE ACQUISITION

Diversified Corporate Resources, Inc. ("DCRI") purchased substantially all of the assets of Datatek Corporation ("Datatek") on March 7, 2000. The purchase price consists of the following: (i) $3.0 million in cash paid at closing,
(ii) four annual installment payments, payable on January 1 of each of the years 2001, 2002, 2003 and 2004, in the anticipated amount of $170,625 each,
(iii) contingent payments payable annually, on April 15 of each of the years 2001, 2002, 2003, 2004 and 2005, in an amount equal to twenty-five percent (25%) of the increased profits of the business acquired from Datatek (increased profits are based upon Datatek's profits in 1999), and (iv) 75,000 shares of DCRI's common stock, par value $.10 per share, which were issued to the shareholders of Datatek at the closing of the acquisition. In addition, within sixty days from the closing of the acquisition, DCRI is obligated to remit to the shareholders of Datatek, the portion of Datatek's net working capital (as defined in the Purchase Agreement) in excess of $750,000.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition by DCRI of substantially all of the assets of Datatek in a transaction to be accounted for as a purchase in accordance with APB No. 16. The unaudited pro forma balance sheet is based on the historical balance sheets of DCRI, which are incorporated by reference to DCRI's Form 10-K, and Datatek which are included elsewhere in this Form 8-K/A and have been prepared to reflect the acquisition of Datatek by DCRI assuming the acquisition occurred on December 31, 1999. The unaudited pro forma statement of income is based on the historical income statements of DCRI and Datatek and combines the results of operations of DCRI and Datatek for the year ended December 31, 1999 as if the acquisition occurred on January 1, 1999. These unaudited pro forma financial statement should be read in conjunction with the historical financial statement and notes thereto of DCRI and Datatek.

ASSUMPTIONS

Although neither DCRI nor Datatek has complete information at this time as to the fair value of Datatek's individual assets and liabilities, an estimate of the eventual allocation of the purchase price was made on the basis of available information. The actual allocation of the purchase price may be different from that reflected in the pro forma consolidated financial statements. Such differences would result from adjustments in the purchase price and refinements in the estimates of fair values of the net assets acquired. It is not anticipated that any change in the allocation price will be material from the pro forma adjustments.

For the purpose of pro forma presentations, the excess purchase price over the fair market value of the net assets acquired is being amortized over an estimated life of twenty (20) years.

                      Diversified Corporate Resources, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                December 31, 1999




                                             DCRI         Datatek      Adjustments
                                           Historical    Historical        and         Pro Forma
ASSETS                                      12/31/99      12/31/99     Elimination      Combined
--------------------------------------    -----------   -----------   ------------    -----------
CURRENT ASSETS:
   Cash and cash equivalents              $   847,171   $   971,433  $ (1,818,604)A   $         -
   Marketable securities                                     83,100       (83,100)B             -
   Trade accounts receivable, net           9,987,318     1,218,525                    11,205,843
   Receivables from related parties            75,263             -                        75,263
   Prepaid expenses and other
      current assets                          256,714             -                       256,714
   Federal income taxes receivable            148,523             -                       148,523
   Deferred income taxes                      713,853             -                       713,853
                                          -----------   -----------   -----------     -----------
      TOTAL CURRENT ASSETS                 12,028,842     2,273,058    (1,901,704)     12,400,196

PROPERTY AND EQUIPMENT, NET                 3,342,524        81,393       (15,541)B     3,408,376

OTHER ASSETS:

   Intangibles, net                         6,882,809             -     3,219,960 A    10,102,769


   Other                                      293,574         3,750      (162,000)A       135,324
                                          -----------   -----------   -----------     -----------
                                          $22,547,749   $ 2,358,201   $ 1,140,715     $26,046,665
                                          ===========   ===========   ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------
CURRENT LIABILITIES:
   Line of credit borrowings              $ 1,480,000   $             $ 2,392,455 A   $ 3,872,455
   Trade accounts payable and accrued
      expenses                              5,128,069       347,512             -       5,475,581
   Current maturities of capital lease
      obligations                              13,413             -             -          13,413
   Current maturities of long-term debt     1,220,733         8,490       159,845 A     1,380,578
                                                                           (8,490)B
                                          -----------   -----------   -----------     -----------
      TOTAL CURRENT LIABILITIES             7,842,215       356,002     2,543,810      10,742,027

DEFERRED LEASE RENTS                           93,528         1,889             -          95,417
LONG-TERM DEBT                              1,590,757        24,012       409,715 A     2,000,472
                                                                          (24,012)B

DEFERRED INCOME TAXES                          93,487             -             -          93,487
                                          -----------   -----------   -----------     -----------
      TOTAL LIABILITIES                     9,619,987       381,903     2,929,513      12,931,403

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY                       12,927,762     1,976,298       187,500 A    13,115,262
                                                                       (1,976,298)C
                                          -----------   -----------   -----------     -----------
                                          $22,547,749   $ 2,358,201   $ 1,140,715     $26,046,665
                                          ===========   ===========   ===========     ===========




Notes to unaudited pro forma consolidated balance sheet:

A. To record initial cash and share consideration and estimated acquisition costs, financed partially with line of credit borrowings and long-term debt. The remainder was funded with cash on hand.

B. To record removal of marketable securities and automobiles retained by sellers and payoff of related notes associated with the automobiles.

C.    Eliminate Datatek Stockholders' equity.

                      Diversified Corporate Resources, Inc.
                Unaudited Pro Forma Consolidated Income Statement
                          Year Ended December 31, 1999



                                 DCRI        Datatek      Adjustments
                              Historical    Historical        and         Pro Forma
                               12/31/99      12/31/99      Elimination     Combined
                              ------------  ------------  -------------  -------------
Net Service Revenues:
   Permanent placement        $ 26,794,032  $         -    $        -     $ 26,794,032
   Specialty services            7,992,416            -             -        7,992,416
   Contract placement           18,857,452   10,856,515             -       29,713,967
                              ------------  ------------  -------------  -------------
                                53,643,900   10,856,515             -       64,500,415

Cost of Services                38,692,929    9,095,414             -       47,788,343
                              ------------  ------------  -------------  -------------

Gross Margin                    14,950,971    1,761,101             -       16,712,072
                              ------------  ------------  -------------  -------------
Selling, General and
   Administrative Expenses     (12,488,852)    (961,881)     (166,873)A    (13,617,606)
                              ------------  ------------  -------------  -------------

Other Income (Expenses):
   Interest income
      (expense), net               (84,599)      29,299      (304,940)B       (389,539)
                                                              (29,299)C
   Other, net                     (155,048)      18,677       (18,677)C       (155,048)
                              ------------  ------------  -------------  -------------
                                  (239,647)      47,976      (352,916)        (544,587)
                              ------------  ------------  -------------  -------------
Income From Continuing
    Operations Before
    Income Taxes                 2,222,472      847,196      (519,789)       2,549,879
Income Tax Expense                (854,881)           -      (130,963)D       (985,844)
                              ------------  ------------  -------------  -------------
Income From Continuing
     Operations               $  1,367,591      847,196      (650,752)       1,564,035
                              ============ ============    ==========    =============

Basic Earnings Per Share:
    Continuing Operations     $       0.49                                $       0.55
                              ============                               =============
Weighted Average Common
   Shares Outstanding            2,760,371                     75,000        2,835,371
                              ============                 ==========    =============

Diluted Earnings Per Share
    Continuing Operations     $       0.49                                $       0.55
                              ============                               =============
Weighted Average Common
   and Common Equivalent
   Shares Outstanding            2,777,606                     75,000        2,852,606
                              ============                 ==========    =============




Notes to unaudited pro forma consolidated income statement:
A.  To record amortization - intangibles
B.  To record interest expense effects of transaction
C.  To eliminate Datatek investment income
D. To record tax effect of Datatek operations (estimated at 40% of income before taxes)

DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES

C.   EXHIBITS

The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

                2.1 Purchase Agreement, dated as of March 6, 2000, by and among Diversified Corporate Resources, Inc., Datatek Consulting Group Corporation, Datatek Corporation, Julia L. Wesley and Michael P. Connolly (Incorporated by reference to exhibit 2.1 of the Company's form 8-K filed March 22, 2000).

                 10.1 Employment Agreement dated as of March 6, 2000, by and between Datatek Consulting Group Corporation, Julia L. Wesley, and Diversified Corporate Resources, Inc. (Incorporated by reference to exhibit 10.1 of the Company's form 8-K filed March 22, 2000).

                 10.2 Employment Agreement, dated as of March 6, 2000, by and between Datatek Consulting Group Corporation, Michael P. Connolly, and Diversified Corporate Resources, Inc. (Incorporated by reference to exhibit
                          10.2 of the Company's form 8-K filed March 22, 2000).


                 23.1     Consent of PricewaterhouseCoopers LLP*

                  *  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                  DIVERSIFIED CORPORATE RESOURCES, INC.
                              Registrant







Date:  May 12, 2000              By:  /s/ Anthony G. Schmeck


                                      Anthony G. Schmeck
                                      CHIEF FINANCIAL OFFICER
                                      (Principal Financial Officer)